Amendment No. 1
                                     to the
                              Management Agreement


     This Amendment No. 1 dated as of November 17, 1999 is entered into by Gabelli Funds, LLC (formerly known as Gabelli Funds, Inc.) (the "Manager") and The Gabelli Money Market Funds (the "Trust").

     WHEREAS, the Manager and the Trust entered into a Management Agreement dated as of December 16, 1994 (the "Management Agreement"); and

     WHEREAS, the Manager and the Trust wish to amend the Management Agreement to reflect the change in the Manager's name;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     1. The name "Gabelli Funds, Inc." in the Management Agreement is hereby deleted in all places where it appears and replaced with the name "Gabelli Funds, LLC."

     2. The Management Agreement shall remain in full force and effect in all other respects.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first written above.


THE GABELLI MONEY MARKET FUNDS


By:      /s/ BRUCE N. ALPERT


GABELLI FUNDS, LLC


By:      /s/ BRUCE N. ALPERT